Exhibit 10.17

AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of May 17, 2021 (the “Effective Date”), is made and entered into by and between SPINALCYTE LLC, a Texas limited liability company (“SpinalCyte”), and FIBROBIOLOGICS LLC, a Texas limited liability company (“FibroBiologics”). FibroBiologics and SpinalCyte are each referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, SpinalCyte and FibroBiologics desire to execute a Patent Assignment Agreement in form and substance substantially similar to that attached as Exhibit A hereto (the “Patent Assignment Agreement”); and

WHEREAS, SpinalCyte and FibroBiologics desire to execute an Intellectual Property Cross-License Agreement in form and substance substantially similar to that attached as Exhibit B hereto (the “License Agreement,” and together with the Patent Assignment Agreement, the “IP Agreements”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1. Agreement. SpinalCyte hereby agrees to execute and deliver to FibroBiologics, and FibroBiologics hereby agrees to execute and deliver to SpinalCyte, each of the IP Agreements. The IP Agreements shall be dated effective as of such date mutually agreed to by the Parties.

2. Consideration. In consideration for the execution and delivery of the IP Agreements, FibroBiologics shall issue to SpinalCyte 35,000,000 Voting Shares of FibroBiologics.

3. Further Assurances. Each Party covenants and agrees to execute and deliver, or cause to be executed and delivered, to the other Party such instruments or further assurances as may, in the reasonable opinion of such other Party, be necessary or desirable to give effect to the provisions of this Agreement.

4. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws and regulations of the State of Texas, excluding any conflict of laws rule that would result in the application of the laws of another jurisdiction.

5. Headings. Headings of the various articles and sections, where used herein, are merely present for convenience and shall not be used in construing this Agreement.

6. Entire Agreement. This Agreement and any Exhibits attached hereto constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any prior agreement, understanding or arrangement between the Parties, whether oral or in writing, with respect to the subject matter hereof. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the Parties prior to this Agreement except as expressly stated in this Agreement.

7. Modifications. This Agreement may not be modified or amended unless such modification or amendment is made in writing and is signed by the Parties.

8. Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

9. Signatures. Facsimile signatures (including pdf signatures) transmitted by the Parties hereto shall be deemed as effective as original signatures on this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of Effective Date.

SpinalCyte, LLC		FibroBiologics, LLC

By:	/s/ Pete O’Heeron	By:	/s/ Pete O’Heeron
Name:	Pete O’Heeron	Name:	Pete O’Heeron
Title:	Manager	Title:	CEO

Signature Page to Agreement

EXHIBIT A

PATENT ASSIGNMENT AGREEMENT

[Attached.]

Exhibit A to Agreement

EXHIBITB

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

[Attached.]

Exhibit B to Agreement